UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

VF held its annual meeting of shareholders (the “Meeting”) on April 26, 2016. At the Meeting, Raymond G. Viault did not stand for reelection to the Board of Directors. VF acknowledged the outstanding service rendered by Mr. Viault since his election to the Board in 2002. The Board has decreased the size of the Board to twelve members.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, VF shareholders voted on the election of twelve directors, whether to approve named executive officer compensation and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2016. The results of the election were as follows:

1.	With respect to the election of the twelve nominees as Directors of VF, the votes were cast for the nominees as set forth opposite their names below:

Name of Director	Votes in Favor	Votes Withheld	Non Votes

Richard T. Carucci	339,807,328	2,896,379	49,668,205

Juliana L. Chugg	341,674,220	1,029,487	49,668,205

Juan Ernesto de Bedout	336,653,437	6,050,270	49,668,205

Mark S. Hoplamazian	339,755,224	2,948,483	49,668,205

Robert J. Hurst	338,875,584	3,828,123	49,668,205

Laura W. Lang	340,853,249	1,850,458	49,668,205

W. Alan McCollough	336,569,631	6,134,076	49,668,205

W. Rodney McMullen	337,292,248	5,411,459	49,668,205

Clarence Otis, Jr.	338,527,501	4,176,206	49,668,205

Steven E. Rendle	339,193,090	3,510,617	49,668,205

Matthew J. Shattock	340,805,985	1,897,722	49,668,205

Eric C. Wiseman	326,209,700	16,494,007	49,668,205

2.	With respect to the advisory vote to approve named executive officer compensation, the votes were cast for the proposal as set forth below:

Votes in Favor:	321,471,325

Votes Against:	20,152,642

Votes Abstaining:	1,079,739

Non Votes:	49,668,205

3.	With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2016 fiscal year, the votes were cast for the proposal as set forth below:

Votes in Favor:	382,266,665

Votes Against:	9,701,938

Votes Abstaining:	403,309

Non Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

April 27, 2016	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel and Secretary

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